PEGASYSTEMS INC.

2004 LONG-TERM INCENTIVE PLAN
(as amended and restated and adopted by the Board on March 6, 2023)
1.Purposes of the Plan. The purposes of this 2004 Long-Term Incentive Plan, as amended and restated, are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of the Company’s business. Options, Stock Purchase Rights, Restricted Stock Units, and other stock-based awards may be granted under the Plan.
2.Definitions. As used herein, the following definitions shall apply:
(a)“Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.
(b)“Award” means any Option, Stock Purchase Right, Restricted Stock Unit, or other stock-based award granted pursuant to the Plan.
(c)“Board” means the Board of Directors of the Company, as constituted from time to time.
(d)“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.
(e)“Committee” means a committee of Directors appointed by the Board in accordance with Section 5(a) hereof.
(f)“Common Stock” means the Common Stock, $0.01 par value per share, of the Company.
(g)“Company” means Pegasystems Inc., a Massachusetts corporation.
(h)“Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to a Related Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for a Related Company’s securities; and the consultant or adviser is a natural person who has contracted directly with a Related Company to render such services.
(i)“Director” means a member of the Board.

(j)“Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code.
(k)“Employee” means any person, including Officers and Directors, employed by a Related Company who is subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by a Related Company or (ii) transfers between locations of a Related Company or between the Related Companies, or any successor. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of leave of absence approved by the Related Company is not so guaranteed, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option on the first day immediately following the date that is six (6) months after such leave commenced and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
(l)“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. Reference to any particular Exchange Act section shall include any successor section.
(m)“Exercise Price” or “Purchase Price” means the per Share price to be paid by a Participant or Purchaser to exercise an Option or Stock Purchase Right.
(n)“Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:
i.If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market or the Nasdaq Global Market or the Nasdaq Capital Market of the Nasdaq Stock Market (“Nasdaq”), (a) for purposes of determining the exercise price of an Option on the date of grant, Fair Market Value shall be the closing price (excluding “after hours” trading) for a share of such stock on that day (or, if the Common Stock is not traded on that day, on the last trading day preceding such date), and (b) for all other purposes, Fair Market Value shall be the closing price (excluding “after hours” trading) for a share of such stock on the last trading day preceding such date, in each case as reported in The Wall Street Journal or such other source as the Committee deems reliable;
ii.If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, (a) for purposes of determining the exercise price of an Option on the date of grant, Fair Market Value shall be the mean between the highest bid and lowest asked prices (excluding “after hours” trading) for a share of the Common Stock on that day (or, if there are no quotes for that day, on the last day preceding such date for which quotes were available), and (b) for all other purposes, Fair Market Value shall be the mean between the highest bid and lowest asked prices (excluding “after hours” trading) for a share of the Common Stock on the last day preceding such date; or

iii.In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.
(o)“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.
(p)“Nonstatutory Stock Option” means an Option (or portion thereof) that is not designated as an Incentive Stock Option by the Committee, or which is designated as an Incentive Stock Option by the Committee but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(q)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(r)“Option” means a stock option granted pursuant to the Plan.
(s)“Option Exchange Program” means a program whereby outstanding Options are exchanged for Options with a lower Exercise Price.
(t)“Optioned Stock” means the Common Stock subject to an Option or a Stock Purchase Right.
(u)“Parent” means a “parent corporation,” whether now or hereafter existing, as a defined in Section 424(e) of the Code.
(v)“Participant” means the holder of an outstanding Award.
(w)“Plan” means this 2004 Long-Term Incentive Plan, as amended from time to time.
(x)“Purchased Shares” means the shares of Common Stock purchased by a Participant pursuant to the Participant’s exercise of an Award.
(y)“Purchaser” means a Participant exercising an Option or Stock Purchase Right.
(z)“Related Company” means and includes the Company and the Parent and any Subsidiaries of the Company.
(aa)“Restricted Shares” means unvested shares of Common Stock acquired pursuant to the exercise of an Award which are subject to a Right of Repurchase.
(ab)“Restricted Stock Units” means the right to acquire Shares in the future, with the future delivery of the Shares subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of one or more specified conditions.

(ac)“Restricted Stock Units Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a grant of Restricted Stock Units. A Restricted Stock Units Agreement is subject to the terms and conditions of the Plan.
(ad)“Retirement” means retirement of an Employee or Director from active employment or service with any Related Company after having attained age 60, with no intention to continue to provide services, whether as an employee, director, independent contractor or otherwise, to any other person or entity and with the intention of concluding the Employee or Director’s working or professional career.
(ae)“Right of Repurchase” means the right of the Company to repurchase Restricted Shares issued pursuant to any Award.
(af)“Sale of the Company” means (i) a sale of substantially all of the assets of the Company, or (ii) either (x) a sale or transfer of voting securities of the Company to an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), in one transaction or a series of related transactions, or (y) a consolidation or merger of the Company, in each case, as a result of which the beneficial holders of a majority of the voting power of the Company’s voting securities entitled to vote generally in the election of directors (“Voting Power”) prior to such transaction do not, directly or indirectly, beneficially hold a majority of the Voting Power (or of the voting power of the surviving or acquiring entity) after such transaction.
(ag)“Section 16(b)” means Section 16(b) of the Exchange Act.
(ah)“Service” means the Participant’s performance of services for a Related Company in the capacity of an Employee, Director or Consultant.
(ai)“Service Provider” means an Employee, Director or Consultant.
(aj)“Share” means a share of the Common Stock, as adjusted in accordance with Section 12 hereof.
(ak)“Stock Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. A Stock Option Agreement is subject to the terms and conditions of the Plan.
(al)“Stock Purchase Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Purchase Right. A Stock Purchase Agreement is subject to the terms and conditions of the Plan.
(am)“Stock Purchase Right’ means the right of a Participant to purchase Common Stock pursuant to Section 10 hereof.
(an)“Subsidiary” means “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ao)“10% Stockholder” means the owner of stock (as determined under Section 424(d) of the Code) possessing more than ten percent (10%) of the voting power of all classes of stock of a Related Company.
3.Effective Date and Term of Plan. The Plan (as amended and restated herein) shall become effective upon the date of its adoption by the Board, March 6, 2023, provided that no Awards with respect to any New Shares shall vest prior to approval of the New Shares by stockholders under Applicable Law. No Awards shall be granted under the Plan after June 23, 2030, but Awards previously granted may extend beyond that date.
4.Stock Subject to the Plan.
(a)Number of Shares. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be subject to Awards and issued under the Plan is the sum of 36,000,000 Shares plus 6,000,000 Shares (the “New Shares”). The Shares may be authorized but unissued shares or treasury shares. If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grantor sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of an Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Restricted Shares are forfeited and repurchased by the Company at not more than their Exercise Price, such Shares shall become available for future Awards under the Plan. Shares which are delivered by the Participant or withheld by the Company upon the exercise of an Option under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of this Section 4(a). Notwithstanding the provisions of this Section 4(a), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code. Subject to adjustment under Section 12, no more than 42,000,000 shares shall be available for issuance as Incentive Stock Options under the Plan.
(b)Per-Participant Limit. No Participant may be granted Awards in any one fiscal year of the Company to purchase or otherwise acquire more than 3,000,000 Shares.
(c)Non-Employee Director Limit. Notwithstanding anything in Section 4(b) to the contrary, the maximum number of Shares subject to Awards granted under this Plan or any other equity plan maintained by the Company during a single fiscal year of the Company to any Director who is not an Employee of the Company, taken together with any cash fees paid to such Director during the fiscal year, may not exceed $500,000 in total value. The value of any Award for purposes of this Section 4(c) shall be determined by reference to the grant date fair value of such Award used by the Company for financial reporting purposes and shall exclude the value of any dividends or dividend equivalents paid pursuant to an Award granted in a prior fiscal year.
5.Administration of the Plan.
(a)Administration by Committee. The Plan will be administered by a committee (the “Committee”) composed solely of two (2) or more members of the Board that satisfy the independence requirements of the applicable national securities exchange which serves as the principal trading market for the Common Stock and of other Applicable Laws; provided, however, that unless otherwise prohibited by Applicable Law the Board, acting through a majority of its independent directors, may itself exercise any or all of the powers and responsibilities assigned to the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder. Unless the Board shall determine otherwise, and to the extent necessary to comply with Applicable Law, each member of the Committee shall also satisfy the requirements of a “non-employee director” for purposes of Rule16b-3 of the Exchange Act,. The Board may designate one or more directors as a subcommittee who may act for the Committee if necessary to satisfy the requirements of this Section 5(a).

(b)General Powers of the Committee. The Committee shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Committee shall be made in the Committee’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. To the extent permitted by applicable law, the Committee may delegate to one or more employees of the Company the power to grant Awards and exercise such other powers under the Plan as the Committee may determine; provided, however, that the Committee shall fix the maximum number of shares issuable to any one Participant pursuant to Awards granted by such employee. No director or person acting pursuant to the authority delegated by the Committee shall be liable for any action or determination relating to or under the Plan made in good faith.
(c)Other Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority in its discretion:
i.to determine the Fair Market Value;
ii.to select the Service Providers to whom Awards may from time to time be granted hereunder;
iii.to determine the number of Shares to be covered by each Award granted hereunder;
iv.to approve forms of agreement for use under the Plan;
v.to determine the terms and conditions of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price or Purchase Price, the time or times when an Award may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

vi.to determine whether and under what circumstances an Award may be settled in cash instead of Common Stock;
vii.to reduce the Exercise Price or Purchase Price of any Award to the then current Fair Value Market if the Fair Market Value of the Common Stock covered by such Award has declined since the date the Award was granted (with stockholder approval);
viii.to initiate an Option Exchange Program (with stockholder approval);
ix.to prescribe, amend and rescind rules and regulations relating to the Plan; and
x.to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan.
6.Option Eligibility.
(a)Nonstatutory Stock Options, Stock Purchase Rights, Restricted Stock Units and other stock-based awards (other than Incentive Stock Options) may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
(b)Each Option shall be designated in the Stock Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Related Companies) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(b), Incentive Stock Options shall be taken into account in the order in which they were granted, except as otherwise provided in the Code or regulations issued thereunder. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.
7.Term of Option. The term of each Option shall be stated in the Stock Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a 10% Stockholder, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Stock Option Agreement.
8.Option Exercise Price and Consideration.
(a)The Exercise Price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Committee; provided, however, that in the case of an Incentive Stock Option granted to a 10% Stockholder, the Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of grant, and provided further that in the case of an Incentive Stock Option granted to any other Employee, the Exercise Price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(b)The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee (and, in the case of an Incentive Stock Option, shall be determined at the time of grant and set forth in the Stock Option Agreement). Such consideration may consist of (i) cash or a check payable to the Company; (ii) a promissory note of the Participant; (iii) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (iv) when the Common Stock is registered under the Exchange Act, consideration received by the Company under a “net exercise” arrangement pursuant to which the number of Shares issued to the Participant in connection with the Participant’s exercise of the Option is reduced by the Company’s retention of a portion of the Shares otherwise issuable in connection with such exercise having a Fair Market Value (determined as of the date of the exercise notice) equal to the aggregate exercise price of the Shares as to which such Option is being exercised; or (v) any combination of the foregoing methods of payment.
9.Exercise of Option.
(a)Procedure for Exercise. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Committee and set forth in the Stock Option Agreement. Unless the Committee provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.
(b)An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Stock Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Stock Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and the Participant’s spouse, including any life partner or similar statutorily-recognized domestic partner.
(c)Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and sale under the Option, by the number of Shares as to which the Option is exercised.
(d)Termination of Service. If a Participant terminates Service other than by reason of the Participant’s death, Disability or Retirement, such Participant may exercise the Participant’s Option within such period of time as is specified in the Stock Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Stock Option Agreement). In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for three months following the Participant’s termination of Service. If, on the date of termination, the Participant is not vested as to the Participant’s entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan unless the Committee has determined that all or part of the unvested portion of the Option will continue to vest following termination of Service, in which case the Shares covered by the portion of the Option that will continue to vest will not revert to the Plan until the vesting of those Shares is no longer possible. If, after termination of

Service, the Participant does not exercise the Participant’s Option within the time specified by the Committee in the Stock Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
(e)Disability of Participant. If a Participant terminates Service as a result of the Participant’s Disability, the Participant may exercise the Participant’s Option within such period of time as is specified in the Stock Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Stock Option Agreement). In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for 24 months following the Participant’s termination of Service as the result of the Participant’s Disability. If, on the date of termination of Service, the Participant is not vested as to the Participant’s entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan unless the Committee has determined that all or part of the unvested portion of the Option will continue to vest following termination of Service, in which case the Shares covered by the portion of the Option that will continue to vest will not revert to the Plan until the vesting of those Shares is no longer possible. If, after termination of Service, the Participant does not exercise the Participant’s Option within the time specified in the Stock Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
(f)Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Stock Option Agreement to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Stock Option Agreement) by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for 24 months following the Participant’s termination of Service because of death. If, at the time of death, the Participant is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan on the last day of the 12th month following the date of the Participant’s death unless the Committee earlier determines that all or part of the unvested portion of the Option will become vested as of the date of the Participant’s death and/or will continue to vest following the death of the Participant, in which case the Shares covered by the unvested portion of the Option will not revert to the Plan until the vesting of those Shares is no longer possible. If the Option is not so exercised within the time specified in the Stock Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
(g)Retirement of Participant. If a Participant terminates Service as a result of Retirement, the Participant may exercise the Participant’s Option within such period of time as is specified in the Stock Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Stock Option Agreement). In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for 24 months following the Participant’s termination of Service as the result of the Participant’s Retirement. If, on the date of termination of Service, the Participant is not vested as to the Participant’s entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan unless the Committee has determined that all or part of the unvested portion of the Option will continue to vest following termination of Service, in which case the Shares covered by the portion of the Option that will continue to vest will not revert to the Plan until the vesting of those Shares is no longer possible. If, after termination of Service, the Participant does not exercise the Participant’s Option within the time specified in the Stock Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(h)Unvested Shares. The Committee shall have the discretion to grant Options which are exercisable for Restricted Shares. Should the Participant terminate Service or fail to satisfy performance objectives while holding such Restricted Shares, the Company shall have a Right of Repurchase, at the Exercise Price paid per Share or such other price determined by the Committee and set forth in the Stock Option Agreement, with respect to any or all of those Restricted Shares. The terms upon which such Right of Repurchase shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Committee and set forth in the Stock Option Agreement or other document evidencing such repurchase right.
(i)Automatic Extension of Post-Termination Exercise Periods. The period of time during which a Participant may exercise an Option after the Participant terminates Service pursuant to this Section 9 or as specified in any Stock Option Agreement (the “Post-Termination Exercise Period”) shall be extended by the amount of time, if any, during the Post-Termination Exercise Period when the effectiveness of any registration statement covering the issuance of Shares under the Plan is suspended for any reason; provided, however, that in no event shall the Post-Termination Exercise Period be extended beyond the expiration of the stated term of the Option.
10.Stock Purchase Rights, Restricted Stock Units and Other Stock-Based Awards.
(a)Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Committee determines that it will offer Stock Purchase Rights under the Plan, it shall advise the Participant in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (including par value) if any, and the time within which such person must accept such offer.
(b)Company Right of Repurchase. Unless the Committee determines otherwise, the Stock Purchase Agreement shall grant the Company a Right of Repurchase exercisable upon the termination of the Purchaser’s Service with the Company for any reason (including death or disability) or upon the failure to satisfy any performance objectives or other conditions specified in the Stock Purchase Agreement. Shares issued as Restricted Shares may not be sold, assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution, or as otherwise determined by the Committee in the Stock Purchase Agreement, for such period as the Committee shall determine. The purchase price for Restricted Shares repurchased pursuant to the Right of Repurchase shall be the purchase price paid by the Purchaser or such other price determined by the Committee and set forth in the Stock Purchase Agreement, and may be paid by cancellation of any indebtedness of the Purchaser to the

Company. The Right of Repurchase shall lapse upon such conditions or at such rate as the Committee may determine and set forth in the Stock Purchase Agreement.

(c)Each certificate for Restricted Shares shall bear an appropriate legend referring to the Right of Repurchase and other restrictions and shall be deposited by the stockholder with the Company together with a stock power endorsed in blank. Any attempt to dispose of Restricted Shares in contravention of the Right of Repurchase and other restrictions shall be null and void and without effect. If Restricted Shares shall be repurchased by the Company pursuant to the Right of Repurchase, the stockholder shall forthwith deliver to the Company the certificates for the Restricted Shares, accompanied by such instrument of transfer, if any, as may reasonably be required by the Company. If the Company does not exercise its Right of Repurchase, such Right of Repurchase shall terminate and be of no further force and effect.
(d)The Committee may in its discretion waive the surrender and cancellation of one or more Restricted Shares (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule or other conditions applicable to those Restricted Shares. Such waiver shall result in the immediate vesting of the Purchaser’s interest in the Restricted Shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Purchaser’s termination of Service or the attainment or non-attainment of the applicable conditions.
(e)Other Provisions. The Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.
(f)Restricted Stock Units. The Committee may also grant Restricted Stock Units with such terms and conditions as the Committee shall determine. A Participant may not vote the Shares represented by a Restricted Stock Unit, but (notwithstanding Section 13(c) of the Plan to the contrary) a Restricted Stock Unit Award may provide a Participant with the right to receive dividend equivalent payments with respect to the Common Stock subject to the Award (both before and after such Common Stock is vested).
(g)Other Stock-Based Awards. The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including the grant of Shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.
11.Performance-Based Awards.
(a)General. Subject to the terms of the Plan, the Committee shall have the authority to establish and administer performance-based grant, exercise, and/or vesting conditions and Performance Goals (as defined in Section 11(b) below) with respect to such Awards as it considers appropriate, which Performance Goals must be satisfied, as determined by the Committee, before the Participant receives or retains an Award or before the Award becomes exercisable or nonforfeitable, as the case may be. Prior to a Sale of the Company, the Committee may exercise its discretion in a uniform and non-discriminatory manner for similarly-

situated Participants to reduce or increase any Award otherwise payable under this Plan in accordance with objective or subjective factors if necessary or appropriate to limit the amount payable under an Award to an amount consistent with the purposes of the Plan and the intended economic benefits of participation in the Plan. The Committee’s determination will be final and conclusive.

(b)Performance Goals. Performance goals (the “Performance Goals”) , may consist of any business criteria or other measures of performance as may be deemed appropriate by the Committee, including, but not limited to the following: (i) earnings per share (on a fully diluted or other basis), (ii) pretax or after tax net income, (iii) operating income, (iv) gross revenue, (v) profit margin, (vi) stock price targets or stock price maintenance, (vii) working capital, (viii) free cash flow, (ix) cash flow, (x) return on equity, (xi) return on capital or return on invested capital, (xii) earnings before interest, taxes, depreciation, and amortization (EBITDA), (xiii) economic value added, (xiv) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, license signings, market penetration, geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures or other operational goals, (xv) total shareholder return, (xvi) strategic business criteria, which may include one or more objectives based on meeting specified revenue, annual contract value, market penetration, geographic business expansion goals, cost targets, or objective goals relating to reorganizations, acquisitions, divestitures, market share, debt reduction, customer growth, long-term client value growth, research and development achievements, regulatory compliance and achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents), strategic partnerships or transactions and co-development, co-marketing, profit sharing, joint venture or other similar arrangements, implementation, completion or attainment of measurable objectives with respect to research, development; (xvii) other measures (including, but not limited to, gross profits, economic profit, comparisons with various stock market indices, cost of capital or assets under management, improvements in capital structure, days sales outstanding, sales performance, sales quota attainment, cross-sales, recurring sales, one-time sales, net new sales, cancellations, retention rates, new benchmark mandates, new exchange traded fund launches, financing and other capital raising transactions (including sales of the Company’s equity or debt securities); factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); or (xviii) any combination of these measures as determined by the Committee.
(c)Each Performance Goal may be expressed in absolute and/or relative terms or ratios and may be based on or use comparisons with internal targets, the past performance of the Company (including the performance of one or more Subsidiaries, divisions, platforms, operating units and/or other business unit) and/or the past or current performance of other companies. In the case of earnings-based measures, Performance Goals may use comparisons relating to capital (including, but not limited to, the cost of capital), cash flow, free cash flow, shareholders’ equity and/or shares outstanding, or to assets or net assets.
(d)The Committee shall determine the period for which Performance Goals are set and during which performance is to be measured to determine whether a Participant is entitled to payment of an Award under the Plan (the “Performance Period”). Performance

Periods may be of varying and overlapping durations, but each such period shall not be less than 12 months.

(e)The Committee may specify in an Award that Performance Goals shall be adjusted to include or exclude the effect of: unusual or infrequent events, changes in accounting principles, material litigation, material judgments, material settlements, currency exchange rate fluctuations, changes in corporate tax rates, and the impact of acquisitions, divestitures, and discontinued operations.
12.Adjustments Upon Changes in Capitalization or Dissolution or Sale of the Company.
(a)Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the per-Participant limit set forth in Section 4(b) and the Non-Employee Director Limit set forth in Section 4(c), (iii) the number and class of securities and exercise price per share subject to each outstanding Award, (iv) the price per share at which outstanding Restricted Shares may be repurchased pursuant to a Right of Repurchase and (v) the terms of each other outstanding Award shall automatically be proportionately adjusted on a pro rata basis.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for a Participant to have the right to exercise the Participant’s Award until 15 days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Committee may provide that any Right of Repurchase applicable to any Restricted Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed dissolution or liquidation of the Company.
(c)Sale of the Company. Except as otherwise provided in any Stock Option Agreement, Stock Purchase Agreement, Restricted Stock Unit Agreement or other document evidencing such rights, in the event of a Sale of the Company when any unexercised Award, Restricted Stock Unit, or Restricted Shares remain outstanding, the Committee may in its discretion apply one or more or any combination of the following provisions:
i.the Committee may provide that outstanding Awards or Restricted Shares shall be assumed or an equivalent option, right, unit or restricted stock substituted by the successor entity or a Parent or Subsidiary thereof; or the Committee may, subject to the provisions of clauses (iii) and (iv) below, after the effective date of the Sale of the Company, permit a holder of an Award immediately prior to such effective date, upon exercise or payment of the Award, to receive in lieu of Shares of Common Stock, shares of stock or other securities or consideration as the holders of Common Stock received pursuant to the terms of the Sale of the Company; or

ii.the Committee may waive any discretionary limitations imposed with respect to an Award so that some or all Options, Restricted Stock Units or Stock Purchase Rights, from and after a date prior to the effective date of the Sale of the Company as specified by the Committee, are exercisable or payable in full and any Restricted Shares shall cease to be subject to restrictions in whole or in part; or
iii.the Committee may cause any outstanding Awards to be canceled as of the effective date of the Sale of the Company, provided that notice of cancellation is given to each holder of an Award, and each holder of an Award has the right to exercise the Award in full prior to or contemporaneous with the effective date of such Sale of the Company; or
iv.the Committee may cause any outstanding Awards to be canceled as of the effective date of the Sale of the Company, provided that notice of such cancellation is given to each holder of an Award, and each holder of an Award has the right to exercise the Award, to the extent exercisable in accordance with any limitations imposed thereon, prior to or contemporaneous with the effective date of such Sale of the Company.
13.General Provisions Applicable to Awards. Every Award and all Shares issued pursuant to the Plan shall be subject to the following provisions:
(a)Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Committee makes the determination granting such Award, or such other date as is determined by the Committee. The Committee will give notice of the determination to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.
(b)No Rights to Employment or Other Status. Neither the Plan nor any Award shall confer upon any Participant any rights with respect to continuing in Service with any Related Company, nor shall the Plan or any Award interfere in any way with the Participant’s right or the Related Company’s right to terminate the Participant’s Service at any time, with or without cause.
(c)Rights as a Stockholder. Except as otherwise provided by the Committee with respect to dividend equivalent payments for Restricted Stock Units: (i) until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of an Award; (ii) the Company shall issue (or cause to be issued) the Shares promptly after an Award is duly exercised; and (iii) no adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 hereof.
(d)Acceleration. The Committee may at any time provide that any Awards shall become immediately exercisable in full or in part or that any Restricted Shares shall be free of restrictions or conditions in full or in part or otherwise realizable in full or in part, as the case may be.

(e)Buyout Provisions. The Committee may at any time and from time to time offer to buy out for a payment in cash or Shares any Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the holder of such Award at the time such offer is made.
(f)Conditions on Delivery of Shares. The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove any restrictions from Shares previously delivered under the Plan, until (i) all conditions of the Award have been met or removed to the satisfaction of the Committee, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such Shares have been satisfied in accordance with Applicable Laws; and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of Applicable Laws.
(g)Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or different type, changing the expiration date or Exercise Price or Purchase Price, providing for continued vesting of the Award following termination of Service or converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Committee determines that the action would not materially and adversely affect the Participant.
(h)Withholding Taxes. Each Participant shall pay to the Company, or make provisions satisfactory to the Committee for payment of, any taxes required by Applicable Laws to be withheld in connection with any Awards to the Participant no later than the date of the event creating the tax liability. Except as the Committee may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by Applicable Laws, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.
(i)Cancellation and Forfeiture for Misconduct, Clawback Policy. Notwithstanding the terms of any Award or other provision of the Plan in the event of any Misconduct by the Participant or Purchaser (whether before or after the termination of Service), (i) all Awards granted to the Participant shall be terminated and the holder thereof shall have no further rights thereunder (ii) all Shares then held by the Participant or Purchaser (or any successor) which were acquired by the Participant or Purchaser (or any successor) pursuant to an Award under the Plan shall thereupon be (or revert to being) Restricted Shares and shall be subject to a Right of Repurchase exercisable by the Company and (iii) the Participant or Purchaser (or any successor) shall pay to the Company, within 10 business days of the Company’s request therefor, the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) received by the Participant or Purchaser (or any successor) upon the sale or other disposition of, or distributions in respect of, any Award under the Plan and any Shares acquired in respect thereof. The purchase price for Shares repurchased by the Company pursuant to the Right of Repurchase pursuant to this Section 13(i) shall be equal to the lesser of (i) the purchase price originally paid by the Participant or Purchaser for such Shares or (ii) the Fair Market Value of such Shares as of the date of the repurchase. The following shall constitute “Misconduct” by an Participant or Purchaser: (i) the unauthorized use or disclosure of the confidential information or trade secrets of any Related Company which use or disclosure causes material harm to the Related Company; (ii) conviction of a crime involving moral turpitude, deceit, dishonesty or fraud; (iii) gross negligence or willful misconduct of the Participant or Purchaser with respect to any Related Company; or (iv) the breach by the Participant or Purchaser of any material term of an agreement with a Related Company including covenants not to compete and not to solicit, and provisions relating to confidential information and intellectual property rights. In addition, Awards and Shares (and proceeds therefrom) obtained pursuant to or upon exercise of such Awards are subject to forfeiture, setoff, clawback, recoupment or other recovery if the Committee determines in good faith that such action is required by Applicable Law or Company policy as amended from time to time.

(j)Limits on Transferability of Awards. An Incentive Stock Option shall be exercisable only by the participant during the Participant’s lifetime and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Participant’s death. With the permission of the Committee, a Nonstatutory Stock Option, Stock Purchase Right, Restricted Stock Unit or Shares may be assigned in whole or in part during the Participant’s lifetime to one or more members of the Participant’s family or to a trust established exclusively for one or more such family members or to the Participant’s former spouse, including any life partner or similar statutorily-recognized domestic partner, to the extent such assignment is in connection with the Participant’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquired a proprietary interest in the Nonstatutory Stock Option, Stock Purchase Right, Restricted Stock Unit or Shares pursuant to the permitted assignment. The terms applicable to such assigned portion shall be the same as those in effect for the Nonstatutory Stock Option, Stock Purchase Right, Restricted Stock Unit or Shares immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate. Notwithstanding the foregoing, the Participant may also designate one or more persons as the beneficiary or beneficiaries of the Participant’s outstanding Awards under the Plan, and those Awards shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those Awards. Such beneficiary or beneficiaries shall take the transferred Awards subject to all terms and conditions of the applicable agreement evidencing each such transferred Award, including (without limitation) the limited time period during which Awards may be exercised following the Participant’s death.
(k)Documentation. Each Award shall be evidenced by a written instrument in such form as the Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan. The Committee may, in its sole discretion, deliver any documents related to an Award by electronic means, request that a Participant consent to participate in the Plan by electronic means (including an on-line or electronic system established and maintained by the Company or a third party designated by the Company), or provide in the terms of an Award that a Participant shall be deemed to accept the Award unless the Participant notifies the Company, in writing, that the Participant rejects the Award within a time period specified by the Committee.

(l)Committee Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly.
(m)Compliance with Code Section 409A. It is the intention of the Company that this Plan and each Award either be exempt from or comply with and be interpreted in accordance with Section 409A of the Code, the United States Department of Treasury regulations, and other guidance issued thereunder, including any applicable exemptions (collectively, “Section 409A”). Each payment in any series of payments provided to a Participant pursuant to this Plan or an Award will be deemed separate payment for purposes of Section 409A. If any amount payable under this Plan or an Award is determined by the Company to constitute nonqualified deferred compensation for purposes of Section 409A (after taking into account applicable exemptions) and such amount is payable upon a termination of employment, then such amount shall not be paid unless and until the Participant’s termination of employment also constitutes a “separation from service” from the Company for purposes of Section 409A. In the event that the Participant is determined by the Company to be a “specified employee” for purposes of Section 409A at the time of his separation from service with the Company, then any nonqualified deferred compensation (after giving effect to any exemptions available under Section 409A) otherwise payable to the Participant as a result of the Participant’s separation from service during the first six (6) months following his separation from service shall be delayed and paid in a lump sum upon the earlier of (x) the Participant’s date of death, or (y) the first day of the seventh month following the Participant’s separation from service, and the balance of the installments (if any) will be payable in accordance with their original schedule.
(n)Foreign Jurisdictions. To the extent that the Committee determines that the material terms set by the Committee or imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those terms and provide for such additional terms and conditions as the Committee determines to be necessary, appropriate or desirable to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders. The Committee shall also have the authority and discretion to delegate the foregoing powers to appropriate employees of the Company.
14.Amendment and Termination of the Plan.
(a)Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
(b)Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)Effect of Amendment or Termination. Except as otherwise provided by the Plan, no amendment, alteration, suspension or termination of the Plan shall materially and adversely impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
15.Reservation of Shares. The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
16.Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.
17.Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

Adopted by the Board: March 6, 2023